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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): NOVEMBER 12, 2003


                               BOTTLING GROUP, LLC
             (Exact name of registrant as specified in its charter)




DELAWARE                          333-80361-01            13-4042452
(State or other jurisdiction      (Commission             (IRS Employer
of incorporation)                 File Number)            Identification No.)


                         ONE PEPSI WAY, SOMERS, NY 10589
               (Address of principal executive offices) (Zip Code)

                                 (914) 767-6000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

      On September 5, 2003, the Securities and Exchange Commission (the "Commission") declared effective the Registration Statement on Form S-3 (the "Registration Statement") of Bottling Group, LLC (the "Company") (Registration No. 333-108225) which permits the Company to issue up to an aggregate of $1.0 billion of its senior notes.

      The Company has filed with the Commission a prospectus, consisting of a prospectus supplement dated November 12, 2003 together with a base prospectus dated September 5, 2003. The prospectus relates to the offering of an aggregate of $400,000,000 of its 5.00% Senior Notes due November 15, 2013 (the "Senior Notes") pursuant to an Underwriting Agreement entered into among the Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters, dated November 12, 2003 (the "Underwriting Agreement"). The Senior Notes will be issued pursuant to an Indenture dated as of October 1, 2003 between the Company and JPMorgan Chase Bank, as trustee. The Company expects to receive approximately $394,639,000 in net proceeds from this offering, with closing expected on November 17, 2003.

      In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing with the Commission the Underwriting Agreement and Form of its Senior Notes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Not Applicable.

(b)   Not Applicable.

(c)   Exhibits.

Exhibit No.

      1.1 Underwriting Agreement, dated November 12, 2003, by and among Bottling Group, LLC and Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters.

      4.1   Form of Note for the 5.00% Senior Notes due November 15, 2013.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BOTTLING GROUP, LLC
                                                    (Registrant)
Date: November 13, 2003
                                                  /s/ Steven M. Rapp
                                             --------------------------
                                                     (Signature)
                                                   STEVEN M. RAPP
                                             MANAGING DIRECTOR-DELEGATEE